                                                                     EXHIBIT 1.1

                              TOKHEIM CORPORATION

                                 $123,000,000

                  11 3/8% Senior Subordinated Notes due 2008

                                Euro 75,000,000

                  11 3/8% Senior Subordinated Notes due 2008


                              PURCHASE AGREEMENT
                              ------------------


                                                              New York, New York
                                                                January 26, 1999


BT ALEX. BROWN INCORPORATED
CREDIT LYONNAIS SECURITIES (USA) INC.
FIRST CHICAGO CAPITAL MARKETS, INC.
GLEACHER NATWEST INTERNATIONAL
ABN AMRO INCORPORATED
PAINEWEBBER INCORPORATED
SCHRODER & CO. INC.
c/o BT Alex. Brown Incorporated
    Bankers Trust Plaza
    130 Liberty Street
    New York, New York 10006


Ladies and Gentlemen:

          Tokheim Corporation, an Indiana corporation (the "Company") each of the subsidiary Guarantors listed on the Signature pages hereto, hereby confirm their agreement with you (the "Initial Purchasers"), as set forth below.

          1. The Securities. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Initial Purchasers $123,000,000 aggregate principal amount of its 11 3/8% Senior Subordinated Notes due 2008 (the "Dollar Notes") and Euro 75,000,000 aggregate principal amount of its 11 3/8% Senior Subordinated Notes due

2008 (the "Euro Notes" and, together with the Dollar Notes, the "Notes"). The Dollar Notes are to be issued under an indenture (the "Dollar Indenture") and the Euro Notes are to be issued under an indenture (the "Euro Indenture" and, together with the Dollar Indenture, "the Indentures"), each to be dated as of the Closing Date (as defined below) by and among the Company, the Guarantors (as defined below) and U.S. Bank Trust National Association, as Trustee (the "Trustee"). The Dollar Notes will be unconditionally guaranteed (the "Dollar Guarantees") and the Euro Notes will be unconditionally guaranteed (the "Euro Guarantees", and, together with the Dollar Guarantees, the "Guarantees") by each domestic Subsidiary (as defined below) and each Subsidiary that in the future executes a supplemental indenture pursuant to which such Subsidiary agrees to guarantee the Notes (each, a "Guarantor", collectively, the "Guarantors," and, together with the Company, the "Issuers"). The Dollar Notes and the Dollar Guarantees are collectively referred to herein as the "Dollar Securities", the Euro Notes and the Euro Guarantees are collectively referred to as the "Euro Securities", and the Euro Securities and the Dollar Securities are collectively referred to as the "Securities".

          The Securities will be offered and sold to the Initial Purchasers (the "Offering") without being registered under the Securities Act of 1933, as amended (the "Act"), in reliance on exemptions therefrom.

          In connection with the sale of the Securities, the Issuers have prepared a preliminary offering memorandum dated January 6, 1999 (including the documents incorporated by reference therein, the "Preliminary Memorandum"), and have prepared a final offering memorandum dated the date hereof (including the documents incorporated by reference therein, the "Final Memorandum"; the Preliminary Memorandum and the Final Memorandum each herein being referred to as a "Memorandum") setting forth or including a description of (i) the terms of the Securities, (ii) the terms of the offering of the Securities and (iii) the Company and its Subsidiaries and any material developments relating to the Company and its Subsidiaries occurring after the date of the most recent historical financial statements included therein.

          The Issuers understand that the Initial Purchasers propose to make an offering of the Securities only on the terms and in the manner set forth in the Final Memorandum and Section 8 hereof as soon as the Initial Purchasers deem advisable after this Agreement has been executed and delivered, to persons whom the Initial Purchasers reasonably believe to be qualified institutional buyers ("Qualified Institutional Buyers") as defined in Rule 144A under the Act, as such rule may be amended from time to time ("Rule 144A"), in transactions under Rule 144A, in private sales exempt from registration under the Act, and outside the United States to certain persons (each, a "Regulation S Purchaser") in reliance on Regulation S under the Act.

          The Initial Purchasers and their direct and indirect transferees of the Dollar Securities will be entitled to the benefits of a Registration Rights Agreement (the "Dollar Registration Rights Agreement") and the Initial Purchasers and their direct and indirect transferees of the Euro Securities will be entitled to the benefits of a Registration Rights Agreement (the "Euro Registration Rights Agreement", together with the Dollar Registration Rights Agreement, the "Registration Rights Agreements" and, together with the Dollar Registration Rights Agreement, this Agreement, the Notes, the Securities and the Indentures, the "Offering Documents"), each dated as of January 26, 1999 by and among the Company, the Guarantors and the Initial Purchasers.

          Pursuant to the Dollar Registration Rights Agreement, the Company and the Guarantors will agree, among other things, to file with the Securities and Exchange Commission (the "Commission") under the circumstances set forth therein (i) a registration statement (the "Dollar Registration Statement") under the Act relating to the Exchange Securities (as defined in the Dollar Registration Rights Agreement and herein referred to as the "Dollar Exchange Securities") to be offered in exchange for the Dollar Securities and to use their respective reasonable best efforts to cause such registration statement to be declared effective, or (ii) a shelf registration statement (the "Dollar Shelf Registration Statement") pursuant to Rule 415 under the Act relating to the resale of the Dollar Securities by holders thereof or, if applicable, relating to the resale of Private Exchange Securities (as defined in the Dollar Registration Rights Agreement and herein referred to as the "Dollar Private Exchange Securities") by the Initial Purchasers pursuant to an exchange of the Dollar Securities for Dollar Private Exchange Securities, and to use their respective reasonable best efforts to cause such shelf registration statement to be declared effective.

          Pursuant to the Euro Registration Rights Agreement, the Company and the Guarantors will agree, among other things, to file with the Commission under the circumstances set forth therein (i) a registration statement (the "Euro Registration Statement") under the Act relating to the Exchange Securities (as defined in the Euro Registration Rights Agreement, herein referred to as the "Euro Exchange Securities" and, together with the Dollar Exchange Securities, the "Exchange Securities") to be offered in exchange for the Euro Securities and to use their respective reasonable best efforts to cause such registration statement to be declared effective, or (ii) a shelf registration statement (the "Euro Shelf Registration Statement," together with the Dollar Shelf
Registration Statement, the "Shelf Registration Statements" and, together with the Dollar Registration Statement, the Dollar Shelf Registration Statement and the Euro Registration Statement, the "Registration Statements") pursuant to Rule 415 under the Act relating to the resale of the Euro Securities by holders thereof or, if applicable, relating to the resale of Private Exchange Securities (as defined in the Euro Registration Rights Agreement, herein referred to as the "Euro Private Exchange Securities" and, together with the Dollar Private Exchange Securities, the "Private Exchange Securities") by the Initial Purchasers pursuant to an exchange of the Euro Securities for Euro Private Exchange Securities, and to use their respective reasonable best efforts to cause such shelf registration statement to be declared effective.

          2. Representations and Warranties. The Issuers, jointly and severally, represent and warrant to and agree with the Initial Purchasers that:

          (a) Neither the Preliminary Offering Memorandum as of the date thereof nor the Final Memorandum nor any amendment or supplement thereto as of the date thereof and at all times subsequent thereto up to the Closing Date (as defined in Section 3 below) contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 2(a) do not apply to statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any of the Initial Purchasers, as provided in Section 12, expressly for use in the Preliminary Offering Memorandum, the Final Memorandum or any amendment or supplement thereto.

          (b) The only direct or indirect significant subsidiaries (as defined in Rule 1-02(w) of Regulation S-X under the Act) of the Company as of the Closing Date will be the entities listed on Schedule A hereto (the "Subsidiaries"). The Company does not own, directly or indirectly, any shares of stock or any other equity or long term debt securities or have any equity interest in any firm, partnership, joint venture or other entity other than the Subsidiaries and the interests listed on Schedule B. As of the Closing Date (i) the Company will have the capitalization set forth in the Final Memorandum (except for subsequent issuances, if any, pursuant to employee stock option or other benefit plans); (ii) except as set forth on Schedule A, all of the shares of capital stock of the Subsidiaries will be owned by the Company, in each case, free and clear of all liens, encumbrances, and claims or restrictions on transferability (other than those imposed by the Credit Agreement, the Act and the securities or "Blue Sky" laws of certain jurisdictions) or voting; and (iii) except as set forth in the Final Memorandum and except for options to purchase common stock of the Company issued pursuant to employee stock option or other benefit plans, there will be no options, warrants or other rights to purchase from the Company or any of the Subsidiaries or agreements or other obligations of the Company or any of the Subsidiaries to issue or other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company or any of such Subsidiaries.

          (c) Each of the Company and the Subsidiaries is and will be duly incorporated, validly existing and in good standing as a corporation under the laws of its jurisdiction of incorporation, with all requisite corporate power and authority to own its properties and conduct its business as now conducted and as described in the Final Memorandum; each of the Company and the Subsidiaries is duly qualified to do business as a foreign corporation and in good standing in each jurisdiction in which the ownership or leasing of its respective properties or the conduct of its respective business requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a material adverse effect on the business, condition (financial or other) or results of operations of the Company and the Subsidiaries taken as a whole (each such event a "Material Adverse Effect").

          (d) Each Issuer has the requisite corporate power and authority to execute, deliver and perform each of its obligations under this Agreement, the Registration Rights

Agreements and the Indentures and the transactions contemplated hereby and thereby. The Company has requisite corporate power and authority to execute, deliver and perform each of its obligations under the Securities, the Exchange Securities and the Private Exchange Securities. Each Guarantor has requisite power and authority to execute, deliver and perform each of its obligations under the Guarantees, the guarantees pertaining to the Exchange Securities (the "Exchange Guarantees") and the guarantees pertaining to the Private Exchange Securities (the "Private Exchange Guarantees")

          (e) The Notes, the Exchange Notes and the Private Exchange Notes have each been duly and validly authorized by the Company for issuance and when executed by the Company and authenticated by the Trustee in accordance with the provisions of the applicable Indenture and, in the case of the Notes, delivered to and paid for by the Initial Purchasers in accordance with the terms hereof, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Company, entitled to the benefits of the applicable Indenture and enforceable against the Company in accordance with their terms, except that enforcement thereof may be subject to (i) the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (ii) the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the discretion of the court before which any proceeding therefor may be brought.

          (f) Each of the Guarantees, the Exchange Guarantees and the Private Exchange Guarantees has been duly authorized by each Guarantor for issuance and when executed by such Guarantor and authenticated by the Trustee in accordance with the provisions of the applicable Indenture, will have been duly executed, issued and delivered and will constitute legally valid and binding obligations of such Guarantor, entitled to the benefits of the applicable Indenture and enforceable against such Guarantor in accordance with their respective terms, except that (i) the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding in equity or at law). The Guarantees, the Exchange Guarantees and the Private Exchange Guarantees conform in all material respects to the description thereof contained in the Final Offering Memorandum and, when issued, will be in the respective forms contemplated by the applicable Indenture.

          (g) Each of the Indentures has been duly and validly authorized by each of the Issuers and upon effectiveness of the applicable Registration Statement will be qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), and, when executed and delivered by each of the Issuers (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of each of the Issuers, enforceable against each of the Issuers in accordance with its terms, except that the enforcement thereof may be subject to (i) the effect of bankruptcy, insolvency, fraudulent transfer, reorga-nization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and the discretion of the court before which any proceeding therefor may be brought.

          (h) Each of this Agreement and each Registration Rights Agreement has been duly authorized, executed and delivered by each of the Issuers, and each Registration Rights Agreement (assuming the due authorization, execution and delivery by the other parties thereto) constitutes a valid and legally binding agreement of each of the Issuers, enforceable against each of the Issuers in accordance with its terms except that the enforcement thereof may be subject to
(i) the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors, (ii) the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the discretion of the court before which any proceeding therefor may be brought and (iii) with respect to each Registration Rights Agreement, the unenforceability under certain circumstances under law or court decisions of provisions regarding the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

          (i) Except as set forth in the Final Memorandum, no consent, approval, authorization or order of any court or governmental agency or body, or third party is required for the performance of any of the Offering Documents by any of the Company or the Subsidiaries, to the extent each is a party thereto, or the consummation by any of the Company and the Subsidiaries of any of the transactions contemplated thereby, except such as have been obtained or, in the case of each Registration Rights Agreement, will be obtained under the Act, the TIA, or state securities or "Blue Sky" laws, or except where the failure to obtain such consent, approval, authorization or order of any court or governmental agency or body, or third party, singly or in the aggregate, would not be reasonably expected to have a Material Adverse Effect.

          (j) Neither the Company nor any of the Subsidiaries is (i) in violation of its articles of incorporation or bylaws or similar organizational documents, (ii) in violation of any statute, judgment, decree, order, rule or regulation applicable to it or any of its respective properties or assets, which violation would, singly or in the aggregate, be reasonably likely to have a Material Adverse Effect, or (iii) in breach of or in default in (including, without limitation, any event which with notice or lapse of time would constitute a breach of or a default in) the performance or observance of any obligation, agreement, covenant or condition contained in any other contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate or agreement or instrument to which it is a party or to which it or any of its respective properties or assets is or will be bound or subject (each a "Contract"), except, in the case of clause (ii) and (iii), breaches or defaults, which singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          (k) The execution, delivery and full and timely performance by each Issuer, to the extent it is a party thereto, of each of the Offering Documents, and the consummation by each Issuer of each of the transactions contemplated thereby, will not violate, conflict with or constitute or result in a breach of or a default under (or an event which, with notice or lapse of time, or both, would constitute a breach of or a default under) (i) any of the terms or provisions of any Contract that will remain in effect after the Closing Date, except for such violations, conflicts, breaches or defaults, which would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect, (ii) the articles of incorporation or bylaws or similar organizational documents of any such person or (iii) (assuming compliance with all applicable state securities and "Blue Sky" laws) any statute, judgment, decree, order, rule or regulation of any court or governmental agency or other body applicable to the Company or any of the Subsidiaries, or any of their respective properties or assets, which violation, conflict, breach or default would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (l) The audited and unaudited consolidated financial statements of the Company included in the Final Memorandum present fairly, in all material respects, the consolidated financial position, results of operations and cash flows of the Company at the dates and for the periods to which they relate, and have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein. To the knowledge of the Company, the audited combined financial statements of the fuel dispenser, systems and service business (the "RPS Division") of Schlumberger Limited, purchased by the Company pursuant to a Master Agreement for Purchase and Sale of Assets and Liabilities dated as of June 19, 1998 between the Company and Schlumberger Limited, as amended by Amendment No. 1 dated as of September 30, 1998 between the Company and Schlumberger Limited, included in the Final Memorandum present fairly, in all material respects, the combined financial position, results of operations and cash flows of the RPS Division at the dates and for the periods to which they relate, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein. The summary and selected financial and statistical data of the Company and, to the knowledge of the Company, of the RPS Division included in the Final Memorandum present fairly, in all material respects, the information shown therein and have been prepared and compiled on a basis consistent with the audited and unaudited financial statements included therein, except as otherwise stated therein; and PricewaterhouseCoopers LLP and, to the knowledge of the Company, Befec-Price Waterhouse (the "Independent Accountants"), are independent public accounting firms within the meaning of the Act and the rules and regulations promulgated thereunder (the "Rules and Regulations").

          (m) The pro forma financial statements (including the notes thereto) and the other pro forma financial information included in the Final Memorandum
(i) comply as to form in all material respects with applicable requirements of Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (ii) have been properly computed on the bases described therein; the assumptions used in the preparation of the pro forma financial data and other pro forma financial information included in the Final Memorandum are reasonable in the judgment of the Company and the adjustments used therein are appropriate in all material respects to give effect to the transactions or circumstances referred to therein.

          (n) Except as described in the Final Memorandum, there is no pending or, to the knowledge of any of the Issuers, threatened, action, suit, proceeding, inquiry or investigation to which any of the Company or any of the Subsidiaries is a party, or to which any of their respective properties or assets is subject, before or brought by any court, arbitrator or governmental agency or body, which would reasonably be expected to result in a Material Adverse Effect, or which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to be sold hereunder or the consummation of the transactions described in the Final Memorandum.

          (o) Each of the Company and each of the Subsidiaries owns or possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its businesses as now conducted and except where the failure to obtain licenses, permits, certificates, consents, orders, approvals and other authorizations, or to make all declarations and filings, would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect, and the Company and each of the Subsidiaries have not received any notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization, except as described in the Final Memorandum or except where such revocation or modification would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect.

          (p) Except as contemplated by this Agreement, subsequent to the respective dates as of which information is given in the Final Memorandum and except as described therein, (i) neither the Company nor any of the Subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into or agreed to enter into any transactions or contracts (written or oral), in either case not in the ordinary course of business and which are material to the Company and the Subsidiaries, taken as a whole, and (ii) there has not occurred any material adverse change in the business, condition (financial or other), results of operations of or material adverse effect on the properties or assets of the Company and the Subsidiaries, taken as a whole (a "Material Adverse Change"), nor has any event occurred or any information become known to the Company which would, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change, whether or not arising in the ordinary course of business.

          (q) None of the Issuers and no agent acting on their behalf has taken or will take any action that is reasonably likely to cause the execution of this Agreement or the issuance or sale of the Securities to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

          (r) Each of the Company and each of the Subsidiaries will have, as of the Closing Date, good and marketable title to all real property and good title to all personal property described in the Final Memorandum as being owned by it and good and marketable title to the leasehold estates in the real and personal property described therein as being leased by it, free and clear of all liens, charges, encumbrances or restrictions, except as described in the Final Memorandum or to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions would not, singly or in the aggregate, be reasonably likely to have a Material Adverse Effect.

          (s) The fair value and present fair saleable value of the assets of the Company (on a consolidated basis) will exceed the sum of its stated liabilities and identified contingent liabilities; the Company (on a consolidated basis) is not and the Company (on a consolidated basis) will not be, after giving effect to the execution, delivery and performance of the Offering Documents and the consummation of the transactions contemplated thereby, (i) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (ii) unable to pay its debts (contingent or otherwise) as they mature or (iii) otherwise insolvent.

          (t) None of the Issuers or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D promulgated under the Act) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Act of the Securities or (ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Securities (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of
Section 4(2) of the Act.

          (u) Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement to register any of the Securities under the Act or to qualify the Indenture under the TIA.

          (v) There are no legal or governmental proceedings involving or affecting the Company or any of the Subsidiaries or any of their respective properties or assets which would be required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Memorandum), nor are there any material contracts or other documents which would be required to be described in a prospectus pursuant to the Act that are not described in the Final

Memorandum (or, if the Final Memorandum is not in existence, the most recent Memorandum).

          (w) Except as disclosed in the Final Memorandum, no Issuer expects that the Company or any Subsidiary will have following the Offering any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Company or any Subsidiary makes or ever has made a contribution and in which any employee of the Company or any Subsidiary is or has ever been a participant. With respect to such plans, the Company and the Subsidiaries are in compliance in all material respects with all applicable provisions of ERISA.

          (x) Neither the Company nor any of the Subsidiaries is an "investment company" or "promoter" or "principal underwriter" for an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

          (y) The Company and each of the Subsidiaries have filed all material federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and have paid all taxes due thereon (other than those assessments being contested in good faith), and no tax deficiency has been determined adversely to the Company or any Subsidiary which has had (nor does any Issuer have any knowledge of any tax deficiency which is reasonably expected to have) a Material Adverse Effect.

          (z) The Notes, the Guarantees and the Indentures will, when executed, each conform in all material respects to the descriptions thereof in the Final Memorandum.

          (aa) No securities of any Issuer of the same class (within the meaning of Rule 144A) as the Notes or the Guarantees are listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or quoted in a U.S. automated inter-dealer quotation system.

          (bb) Except as disclosed in the Final Memorandum, entry into this Agreement and the consummation of the transactions contemplated hereby will not result in, or cause the Company to owe, any fees to any Person other than pursuant to this Agreement.

          (cc) None of the Issuers, any of their respective Affiliates or any person acting on any of their behalf (other than and/or as directed by the Initial Purchaser) has engaged in any directed selling efforts (as that term is defined in Regulation S under the Act ("Regulation S")) with respect to the Securities; the Issuers and their respective Affiliates and any person acting on any of their behalf (other than and/or as directed by the Initial Purchaser) have complied with the offering restrictions requirement of Regulation S.

          Any certificate signed by any officer of the Company or any of the Guarantors and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Company or such Guarantor, as the case may be, to the Initial Purchasers as to the matters covered thereby.

          3. Purchase, Sale and Delivery of the Securities. (a) On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Issuers agree, jointly and severally, to issue and sell to the Initial Purchasers, and each Initial Purchaser, acting severally and not jointly, agrees to purchase from the Issuers in the respective amounts of Dollar Securities and Euro Securities set forth opposite its name on Schedule I hereto at a purchase price equal to (x) the sum of (A) 100% of the principal amount of Dollar Securities set forth opposite such Initial Purchaser's name and (B) 100% of the principal amount of Euro Notes set forth opposite such Initial Purchaser's name minus (y) the amount of the fee set forth opposite such Initial Purchaser's name. Delivery of, and payment of the purchase price for the Securities shall be made at the offices of Cahill Gordon & Reindel at 80 Pine Street, New York, New York 10005, or such other time, date or location as may be mutually acceptable. Such delivery and payment shall be made at or before 9:00 A.M. New York City time, on January 29, 1999 with respect to the Dollar Securities, or at such other time as shall be agreed upon by the Initial Purchasers and the Company. The time and date of such delivery and the payment are herein called the "Closing Date".

          (b) Certificates for the Dollar Notes and Dollar Guarantees in definitive global form registered in the name of Cede & Co., as nominee of the Depository Trust Company ("DTC"), in each case for credit to the accounts of DTC participants and indirect participants including, without limitation, Morgan Guaranty Trust Company of New York, Brussels office, as operator (the "Euroclear Operator") of the Euroclear System ("Euroclear") and Cedel Bank, societe anonyme ("Cedel Bank"), having an aggregate principal amount corresponding to the aggregate principal amount of the Dollar Notes (collectively, the "Dollar Global Note"), and certificates for the Euro Notes and Euro Guarantees in definitive global form registered in the name of, and deposited with, Midland Bank plc as common depositary (in such capacity, the "Common Depositary") for Euroclear and Cedel Bank, having an aggregate principal amount corresponding to the aggregate principal amount of the Euro Notes (collectively, the "Euro Global Note", and, together with the Dollar Global Note, the "Global Notes") shall be made available to the Initial Purchasers for inspection not later than 10:00 A.M., New York City time, on the business day immediately preceding the Closing Date. The Global Notes shall be delivered to the Initial Purchasers on the Closing Date with any transfer taxes thereon duly paid by the Company, against payment of the purchase price therefor by wire transfer of Federal (same day) funds to the Company.

          4. Offering by the Initial Purchasers. The Initial Purchasers propose to make an offering of the Securities at the price and upon the terms set forth in the Final Memorandum, as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchasers is advisable.

          5. Covenants of the Issuers. The Issuers, jointly and severally, covenant and agree with each of the Initial Purchasers that:

          (a) The Issuers will not amend or supplement the Final Memorandum or any amendment or supplement thereto of which the Initial Purchasers and their counsel shall not previously have been advised and furnished with a copy a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchasers shall not have given their prior consent which will not be unreasonably withheld, conditioned or delayed. The Issuers will, promptly upon the reasonable request by the Initial Purchasers or counsel for the Initial Purchasers, make any amendments or supplements to any Memorandum that may be necessary or advisable in connection with the distribution of the Securities by the Initial Purchasers.

          (b) The Issuers will cooperate with the Initial Purchasers in arranging for the qualification of the Securities for offering and sale under the securities or "Blue Sky" laws of such jurisdictions as the Initial Purchasers may reasonably designate and will continue such qualifications in effect for as long as may be necessary to complete the distribution of the Securities; provided, however, that in connection therewith none of the Issuers shall be required to qualify as a foreign corporation or to take any action that would subject them to a general consent to service of process in any jurisdiction or to subject themselves to taxation in respect of doing business in any jurisdiction in which they are not otherwise subject.

          (c) If, at any time prior to the consummation of the Exchange Offer or the end of the Effectiveness Period (as defined in either Registration Rights Agreement) or either Shelf Registration Statement, as the case may be, any event occurs or information becomes known as a result of which the Final Memorandum as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary or advisable at any time to amend or supplement the Final Memorandum to comply with applicable law, the Issuers will promptly notify the Initial Purchasers thereof and will prepare, at its sole expense, an amendment or supplement to the Final Memorandum that corrects such statement or omission or effects such compliance.

          (d) The Issuers will, without charge, provide to the Initial Purchasers and to counsel for the Initial Purchasers as many copies of each Memorandum or any amendment or supplement thereto as the Initial Purchasers may reasonably request.

          (e) The Company will apply the net proceeds from the sale of the Securities as set forth under "Sources and Uses of Funds" in the Final Memorandum.

          (f) For and during the period ending two years after the effective date of any Registration Statement or on the date no Securities are outstanding, whichever shall first occur, the Company will furnish to the Initial Purchasers, upon request, copies of all reports and other communications (financial or otherwise) furnished by the Company to its security holders generally and copies of any reports or financial statements furnished to or filed by any Issuer with the Commission or any national securities exchange on which any class of securities of such Issuer may be listed.

          (g) Prior to the Closing Date, the Company will furnish to the Initial Purchasers, if and to the extent and as soon as they have been prepared and are available, a copy of any unaudited interim consolidated financial statements of the Company and the Subsidiaries for any period subsequent to the period covered by the most recent financial statements appearing in the Final Memorandum.

          (h) Neither the Company nor any of its Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Act of the Securities.

          (i) Neither the Company nor any of the Guarantors will solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

          (j) For so long as any of the Securities remain outstanding, the Issuers will make available, upon request, to any seller of such Securities the information specified in Rule 144A(d)(4) promulgated under the Act, unless the Company is subject to Section 13 or 15(d) of the Exchange Act.

          (k) The Issuers will use their respective reasonable best efforts to
(i) permit the Dollar Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the Private Offerings, Resales and Trading through Automated Linkages market (the "PORTAL Market") (ii) effect the listing of the Dollar Securities and the Euro Securities on the Luxembourg Stock Exchange; provided that such listing application and ongoing listing requirements shall not be unduly burdensome or excessively costly to the Issuers, as determined in the Company's sole discretion, (iii) permit the Dollar Securities to be eligible for clearance and settlement through The Depository Trust Company and (iv) permit the Dollar Securities and the Euro Securities to be eligible for clearance and settlement through Euroclear and Cedel Bank.

          6. Expenses. The Issuers agree, jointly and severally, that, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursu-ant to Section 11 hereof, they shall pay or cause to be paid all costs and expenses incident to the performance of their obligations hereunder and shall pay or cause to be paid all costs and expenses incident to (a) the printing or other production (including word processing) of all documents relating to the transactions contemplated hereby, including, without limitation, each Memorandum and any amendment or supplement thereto, and any "Blue Sky" memoranda, (b) all arrangements relating to the delivery to the Initial Purchasers of copies of the foregoing documents and copies of the other Offering Documents as required by this Agreement, (c) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Company, (d) preparation (including printing), issuance and delivery to the Initial Purchasers of the Securities, (e) the qualification of the Securities under state securities and "Blue Sky" laws, including filing fees and reasonable fees and disbursements of counsel for the Initial Purchasers relating thereto, (f) expenses of the Company in connection with any meetings with prospective investors in the Securities,
(g) fees and expenses of the Trustee, including fees and expenses of its counsel, (h) all expenses and listing fees incurred in connection with the application for (x) quotation of the Dollar Securities on the PORTAL Market and the approval of the Dollar Securities for clearing through DTC and (y) listing of the Dollar Securities and the Euro Securities on the Luxembourg Stock Exchange and the approval of the Dollar Securities and the Euro Securities for clearing through Euroclear and Cedel Bank and (j) any fees charged by investment rating agencies for the rating of the Securities. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 7 hereof is not satisfied, because this Agreement is terminated pursuant to Section 11 or because of any failure, refusal or inability on the part of any of the Issuers to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder (other than solely by reason of a default by the Initial Purchasers), the Issuers will promptly reimburse the Initial Purchasers upon demand for all reasonable and documented out-of-pocket expenses (including reasonable and documented fees, disbursements and charges of Cahill Gordon & Reindel, counsel for the Initial Purchasers) that shall have been incurred by the Initial Purchasers in connection with the proposed purchase and sale of the Securities.

          7. Conditions of the Initial Purchasers' Obligations. The obligation of the Initial Purchasers to purchase and pay for the Securities shall, in their sole discretion, be subject to the satisfaction and fulfillment of the following conditions on or prior to the Closing Date:

          (a) The Initial Purchasers shall have received a signed opinion, dated the Closing Date and addressed to the Initial Purchasers, of (i) Skadden, Arps, Slate, Meagher & Flom (Illinois) ("Skadden"), special counsel for the Company, in the form of Exhibit A hereto and (ii) Norman Roelke, general counsel to the Company, in the form of Exhibit B. In rendering such opinion, Skadden shall have received, and may rely upon, such certificates and other documents and information as they may reasonably request to pass upon such matters (including the opinion of Norman Roelke as to matters of Indiana law).

          (b) The Initial Purchasers shall have received a signed opinion, in form and substance satisfactory to the Initial Purchasers, dated the Closing Date and addressed to the Initial Purchasers, of Cahill Gordon & Reindel, counsel for the Initial Purchasers, with respect to certain legal matters relating to this Agreement, and such other related matters as the Initial Purchasers may reasonably require. In rendering such opinion, Cahill Gordon & Reindel shall have received, and may rely upon, such certificates and other documents and information as they may reasonably request to pass upon such matters.

          (c) The Initial Purchasers shall have received from the Independent Accountants comfort letters dated the date hereof and the Closing Date, addressed to the Initial Purchasers, covering such matters as are customary in such letters and in form and substance reasonably satisfactory to the Initial Purchasers and Cahill Gordon & Reindel, counsel for the Initial Purchasers.

          (d) The representations and warranties of each of the Issuers contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date; each of the Issuers shall have performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, in each case in all material respects; and, subsequent to the date of the most recent financial statements in the Final Memorandum, there shall have been no Material Adverse Change or any development that, singly or in the aggregate, is reasonably likely to cause a Material Adverse Change.

          (e) The Offering and the sale of the Securities by the Company hereunder shall not be enjoined (temporarily or permanently) on the Closing Date.

          (f) Subsequent to the date as of which information is given in the Final Memorandum, the conduct of the business and operations of each of the Company and the Subsidiaries has not been interfered with by strike, fire, flood, hurricane, accident or other calamity (whether or not insured) or by any court or governmental action, order or decree and, except as otherwise stated in the Final Memorandum, the properties of each of the Company and the Subsidiaries have not sustained any loss or damage (whether or not insured) as a result of any such occurrence, except any such interference, loss or damage which would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect.

          (g) The Initial Purchasers shall have received a certificate of the Company and each of the Guarantors, dated the Closing Date and addressed to the Initial Purchasers, signed on behalf of the Company by its Chairman, President or any Vice President and the Chief Financial Officer to the effect that:

          (i) The representations and warranties of each of the Issuers contained in this Agreement are true and correct in all material respects as if made on and as of the Closing Date, and each of the Issuers has performed in all material respects all cove-nants and agreements and satisfied all conditions on its part to be performed or satisfied in connection with this Agreement at or prior to the Closing Date; at the Closing Date, since the date hereof or since the respective dates as of which information is given in the Final Memorandum (exclusive of any amendment or supplement thereto since the date hereof), no event or events have occurred, no information has become known nor does any condition exist that, individually or in the aggregate, would have a Material Adverse Effect on the Company and the Subsidiaries and

          (ii) To the knowledge of such officer, the Offering and the sale of the Securities by the Issuers have not been enjoined (temporarily or permanently).

          (h) The Initial Purchasers shall have received both Registration Rights Agreements executed by the Company, the Guarantors and the other parties thereto and such agreements shall be in full force and effect.

          (i) The Initial Purchasers shall have received an amendment to the Junior Subordinated Notes Indenture (the "Junior Indenture"), dated as of September 30, 1998, by and among the Company, the Initial Guarantors party thereto, and Harris Trust and Savings Bank, which amendment shall, to the satisfaction of the Initial Purchasers and Cahill Gordon & Reindel, counsel to the Initial Purchasers, (a) be duly executed and effective under Article IX of the Junior Indenture, and (b) expressly provide that (i) the notes issued under the Junior Indenture (the "Junior Notes") shall be subordinate in right of payment to the Notes and (ii) all guarantees endorsed on the Junior Notes shall be subordinate in right of payment to the Guarantees.

          (j) The Initial Purchasers shall have received an amendment to the Amended and Restated Credit Agreement (the "Credit Agreement"), dated as of September 30, 1998, by and among the Company, Gasboy International Inc., the Lenders party thereto, NBD Bank, N.A., as Administrative Agent, Credit Lyonnais, Chicago Branch, as Documentation and Collateral Agent, and Gleacher NatWest
Inc. and Bankers Trust Company, as Co-Syndication Agents, which amendment shall, to the satisfaction of the Initial Purchasers and Cahill Gordon & Reindel, counsel to the Initial Purchasers, (a) be duly executed and effective under
Section 8.2 of the Credit Agreement, and (b) expressly provide that the issuance of the Securities by any of the Issuers and the use of proceeds from the sale of the Securities contemplated in the Final Memorandum shall not violate any provision of the Credit Agreement or cause any event of default thereunder.

          On or before the Closing Date, the Initial Purchasers and Cahill Gordon & Reindel, counsel for the Initial Purchasers, shall have received such further documents, certificates and schedules or instruments relating to the business, corporate, legal and financial affairs of the Company as they shall reasonably request from the Company.

          All such opinions, certificates, letters, schedules, documents or instruments delivered pursuant to this Section 7 will comply with the provisions hereof only if they are reasonably satisfactory in all respects to the Initial Purchasers. The Company shall furnish to the Initial Purchasers such conformed copies of such opinions, certificates, letters, schedules, documents and instruments and such other documents, in such quantities as the Initial Purchasers shall reasonably request.

          8. Offering of Securities; Restrictions on Transfer. Each of the Initial Purchasers represents and warrants that it is a qualified institutional buyer as defined in Rule 144A promulgated under the Act (a "QIB"). Each of the Initial Purchasers agrees with the Company that (a) it has not and will not solicit offers for, or offer or sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act; and (b) it has and will solicit offers for the Securities only from, and will offer the Securities only to (i) in the case of offers inside the United States, persons whom the Initial Purchasers reasonably believe to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchaser that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A under the Act ("Rule 144A"), and, in each case, in transactions under Rule 144A and (ii) in the case of offers outside the United States, to persons other than U.S. persons ("foreign purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)); provided, however, that, in the case of clause (b) above, in purchasing such Securities such persons are deemed to have represented and agreed as provided under the caption "Notice to Investors" contained in the Final Memorandum.

          9. Indemnification and Contribution. (a) The Issuers agree, jointly and severally, to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls such Initial Purchaser within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which any Initial Purchaser or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

          (i) any untrue statement or alleged untrue statement of any material fact contained in (A) any Memorandum or any amendment or supplement thereto or (B) any application or other document, or any amendment or supplement thereto, executed by any Issuer or based upon written information furnished by or on behalf of any Issuer filed in any jurisdiction in order to qualify the Securities under the securities or "Blue Sky" laws thereof or filed with any securities association or securities exchange (each an "Application"); or

          (ii) the omission or alleged omission to state in (A) any Memorandum or any amendment or supplement thereto or (B) any Application, a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse, as incurred, the Initial Purchasers and each such controlling person for any legal or other expenses incurred by the Initial Purchasers or such controlling person in connection with investigating or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action in respect thereof; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Memorandum or any amendment or supplement thereto, or any Application in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Initial Purchasers specifically for use therein. The indemnity provided by this Section 9 will be in addition to any liability that any Issuer may otherwise have to the indemnified parties. No Issuer shall be liable under this Section 9 for any settlement of any claim or action effected without its prior written consent (which shall not be unreasonably withheld or delayed), provided, however, that the indemnification contained in this paragraph (a) with respect to any Preliminary Memorandum shall not inure to the benefit of the Initial Purchasers (or to the benefit of any person controlling the Initial Purchasers) on account of any such loss, claim, damage, liability or expense arising from the sale of the Securities by the Initial Purchasers to any person if a copy of the Final Memorandum was not delivered or sent to such person prior to the confirmation of sale of such Securities, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Preliminary Memorandum was corrected in the Final Memorandum and the Final Memorandum did not contain any other untrue statement or alleged untrue statement or omission or alleged omission of a material fact that is the subject matter of the related proceeding, provided that the Company has delivered the Final Memorandum to the Initial Purchasers in requisite quantity on a timely basis to permit such delivery or sending.

          (b) Each of the Initial Purchasers severally agrees to indemnify and hold harmless the Company, its directors and its officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendment or supplement thereto, or any Application or (ii) the omission or the alleged omission to state therein a material fact required to be stated in any Memorandum or any amendment or supplement thereto, or necessary to make the statements therein not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Initial Purchaser specifically for use therein; and, subject to the limitation set forth immediately pre-ceding this clause, will reimburse, as incurred, any legal or other expenses incurred by the Company or any such director, officer or controlling person in connection with investigating or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability that the Initial Purchasers may otherwise have to the indemnified parties. The Initial Purchasers shall not be liable under this Section 9 for any settlement of any claim or action effected without their consent (which shall not be unreasonably withheld or delayed). The Company shall not, without the prior written consent of the Initial Purchasers, effect any settlement or compromise of any pending or threatened proceeding in respect of which any Initial Purchaser is or has been a party, or indemnity could have been sought hereunder by any Initial Purchaser, unless such settlement (A) includes an unconditional written release of the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Initial Purchaser.

          (c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 9, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party of the commencement thereof in writing, but the omission to so notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent such failure results in the forfeiture by the indemnifying party of, or materially and adversely compromises, substantial rights or defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or
(iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties, and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indem-nified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this
Section 9 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that, in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchasers in the case of paragraph (a) of this Section 9 or the Company, in the case of paragraph (b) of this Section 9, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. Any fees and expenses of any separate counsel employed by the indemnified party in accordance with the proviso to the second sentence of this paragraph shall be reimbursed promptly by the indemnifying party. After notice from the indemnifying party to such indemnified party of its election to assume the defense of such action, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld or delayed).

          (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 9 is for any reason unavailable (other than by reason of exceptions provided therein) or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Company on the one hand and any Initial Purchaser on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of discounts and commissions but before deducting expenses) received by the Company bear to the total discounts and commissions received by such Initial Purchaser. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand, or such

Initial Purchaser on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances.

          (e) The Issuers and the Initial Purchasers agree that it would not be just and equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of the immediately preceding paragraph (d). Notwithstanding any other provision of the immediately preceding paragraph (d), no Initial Purchaser shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts and commissions received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise paid or been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty or such fraudulent misrepresentation. For purposes of the immediately preceding paragraph (d), each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchaser, and each director of the Company, and each officer of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.

          10. Survival Clause. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Issuers and the Initial Purchasers set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (a) any investigation made by or on behalf of the Issuers, any of its officers or directors, the Initial Purchasers or any controlling person referred to in Section 9 hereof, and (b) delivery of and payment for the Securities. The respective agreements, covenants, indemnities and other statements set forth in Sections 6 and 9 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

          11. Integration. This Agreement supersedes any other prior Agreement or understanding any of the parties hereto may have with respect to the subject matter hereof. Upon consummation of the sale of the Securities to the Initial Purchasers, any other existing obligations or commitments, including, without limitation, for any fees or expenses, of the Company and its subsidiaries and affiliates to the Initial Purchasers and any of their subsidiaries or affiliates in connection with any other offering of securities, commitment letters with respect thereto, or loan points with respect thereto, by the Company or any of its subsidiaries or affiliates will cease (other than with respect to indemnity provisions contained in prior agreements relating thereto).

          12. Termination. (a) This Agreement may be terminated in the sole discretion of the Initial Purchasers by written notice to the Issuers given prior to the Closing Date in the event that the Issuers shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date:

          (i) either the Company or any of the Subsidiaries shall have sustained any loss or interference with respect to its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slowdown or work stoppage or any legal or governmental proceeding, which loss or interference, in the sole judgment of the Initial Purchasers, singly or in the aggregate, has had or has a Material Adverse Effect or there shall have been, in the sole judgment of the Initial Purchasers, any Material Adverse Change, or any event or development that is reasonably likely to cause or result in a Material Adverse Change (including, without limitation, a change in management or control of the Company), except in each case as described in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof);

          (ii) trading in securities generally on the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market shall have been suspended or minimum or maximum prices shall have been established generally on the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market,

          (iii) a banking moratorium shall have been declared by New York or United States authorities; or

          (iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency or (C) any material change in the financial markets of the United States which, in the case of (A), (B) or (C) above, and in the sole judgment of the Initial Purchasers, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities as contemplated by the Final Memorandum.

          (b) Termination of this Agreement pursuant to this Section 12 shall be without liability of any party to any other party except as provided in Section 10 hereof.

          13. Information Supplied by the Initial Purchasers. The statements set forth in the last paragraph on the front cover page, the first paragraph on page ii and the last two sentences of paragraph three and in the entirety of the eighth paragraph under the heading "Private Placement" in the Final Memorandum constitute the only information furnished by or on behalf of the Initial Purchasers to the Company for the purposes of Sections 2(a) and 9 hereof.

          14. Notices. All communications hereunder shall be in writing and, if sent to the Initial Purchasers, shall be mailed or delivered or telecopied and confirmed in writing to BT Alex. Brown Incorporated, One Bankers Trust Plaza, 130 Liberty Street, New York, New York 10006, Attention: Corporate Finance Department, with a copy to Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, Attention: Michael A. Becker, Esq., Telecopier Number
(212) 269-5420, and if sent to any of the Issuers, shall be mailed, delivered or telecopied and confirmed in writing to Tokheim Corporation, Attention:
Executive Vice President, Finance and Administration, Fort Wayne, Indiana 46845,
Attention: Executive Vice President, Finance and Administration, Telecopier Number (219) 484-1110, with a copy to Skadden, Arps, Slate, Meagher & Flom (Illinois), 333 West Wacker Drive, Chicago, Illinois 60606, Attention: William
R. Kunkel, Esq., Telecopier Number (312) 407-0411.

          All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; one business day after being timely delivered to a next-day air courier; and when receipt is acknowledged by the addressee, if telecopied.

          15. Successors. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers and the Issuers and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained. This Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Issuers contained in Section 9 of this Agreement shall also be for the benefit of any person or persons who control the Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchasers contained in
Section 9 of this Agreement shall also be for the benefit of the directors of the Company and its officers and any person or persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Securities from the Initial Purchasers will be deemed a successor because of such purchase.

          16. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW.

          17. Judgment Currency. Each (x) Issuer hereby agrees, jointly and severally, to indemnify each of the Initial Purchasers, their directors, their officers and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any loss incurred by such person as a result of any judgment or order being given or made against any Initial Purchaser, and (y) Initial Purchaser hereby agrees, severally and not jointly, to indemnify each Issuer, their directors, their officers, and each person, if any, who controls any Issuer within Section 15 of the Act or Section 20 of the Exchange Act against any loss incurred by such person as a result of any judgment or order being given or made against any Issuer for any amount due under this Agreement and such judgment or order being expressed and paid in a currency (the "Judgment Currency") other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the spot rate of exchange in The City of New York at which such party on the date of payment of such judgment or order is able to purchase United States dollars with the amount of the Judgment Currency actually received by such party. The foregoing indemnity shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "spot rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, United States dollars.

          18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart by telecopier shall be effective as delivery of a manually executed counterpart.

                            [Signature Pages Follow]

          If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company, the Guarantors and the Initial Purchasers.

                                    Very truly yours,

                                    TOKHEIM CORPORATION


                               By: _________________________________
                                        Name:
                                        Title:

     Each of the Subsidiaries specified below agrees to become a party to this Agreement as a Guarantor as of the date hereof:


                                    ENVIROTRONIC SYSTEMS, INC.


                                    By: _______________________________
                                        Name:
                                        Title:


                                    GASBOY INTERNATIONAL, INC.


                                    By: _______________________________
                                        Name:
                                        Title:


                                    MANAGEMENT SOLUTIONS, INC.


                                    By: _______________________________
                                        Name:
                                        Title:


                                    SUNBELT HOSE & PETROLEUM
                                    EQUIPMENT, INC.


                                    By: _______________________________
                                        Name:
                                        Title:

                                    TOKHEIM AUTOMATION
                                          CORPORATION


                                    By: _______________________________
                                        Name:
                                        Title:


                                    TOKHEIM EQUIPMENT CORPORATION


                                    By: _______________________________
                                        Name:
                                        Title:


                                    TOKHEIM INVESTMENT
                                         CORPORATION


                                    By: _______________________________
                                        Name:
                                        Title:


                                    TOKHEIM RPS, LLC


                                    By: _______________________________
                                        Name:
                                        Title:


                                    TOKHEIM SERVICES, LLC


                                    By: _______________________________
                                        Name:
                                        Title:

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

BT ALEX. BROWN INCORPORATED


By: ________________________________
   Name:
   Title:


ABN AMRO INCORPORATED


By: ________________________________
   Name:
   Title:

CREDIT LYONNAIS SECURITIES (USA) INC.


By: ________________________________
   Name:
   Title:

FIRST CHICAGO CAPITAL MARKETS, INC.


By: ________________________________
   Name:
   Title:

GLEACHER NATWEST INTERNATIONAL


By: ________________________________
   Name:
   Title:

PAINEWEBBER INCORPORATED


By: ________________________________
   Name:
   Title:

SCHRODER & CO. INC.


By: ________________________________
   Name:
   Title:

                                                                      Schedule I
                                                                      ----------

                                              Principal Amount     Principal Amount
 Initial Purchasers of Dollar Securities    of Dollar Securities  of Euro Securities        Fee
 ---------------------------------------    --------------------  ------------------        ---
BT Alex. Brown Incorporated..............       $ 61,140,000.00    Euro 37,280,000.00  $3,144,713.00
Credit Lyonnais Securities (USA) Inc.....         15,896,000.00          9,693,000.00     817,625.00
First Chicago Capital Markets, Inc.......         15,896,000.00          9,693,000.00     817,625.00
Gleacher NatWest International...........         15,896,000.00          9,693,000.00     817,625.00
ABN AMRO Incorporated....................          6,114,000.00          3,728,000.00     314,471.00
PaineWebber Incorporated.................          1,944,000.00          1,185,000.00     100,000.00
Schroder & Co. Inc.......................          6,114,000.00          3,728,000.00     314,471.00
                                                ---------------         -------------  -------------
     Total...............................       $123,000,000.00    Euro 75,000,000.00  $6,326,531.00

                                                                      Schedule A
                                                                      ----------


                             List of Subsidiaries*
                             ---------------------


                                                             Percent
                                                            Ownership       Jurisdiction of
Name                                                      by the Company     Incorporation
----                                                      --------------     -------------
Management Solutions, Inc.                    (A)             100.00%      USA-Colorado
Tokheim Equipment Corporation                 (A)             100.00%      USA-Delaware
Tokheim RPS, LLC                              (K)             100.00%      USA-Delaware
Sunbelt Hose & Petroleum Equipment, Inc.      (B)             100.00%      USA-Georgia
Envirotronic Systems, Inc.                    (A)             100.00%      USA-Indiana
Gasboy International, Inc.                    (B)             100.00%      USA-Pennsylvania
Tokheim Automation Corporation                (A)             100.00%      USA-Texas
Tokheim Services LLC                          (Q)             100.00%      USA-Indiana
Tokheim Investment Corp.                      (A)             100.00%      USA-Texas
Tokheim Austria GesmbH                        (G)             100.00%      Austria
Tokheim Belgium N.V.                          (P)              99.64%      Belgium
Socatam S.A.                                  (F)              99.91%      Cameroon
Tokheim and Gasboy of Canada Limited          (C)             100.00%      Canada-Ontario
Tokheim Czech Republic                        (F)             100.00%      Czech Republic
Tokheim Scandinavia A/S                       (J)             100.00%      Denmark
Tokheim Sofitam S.A.                          (B)             100.00%      France
Tokheim Sofitam Application S.A.              (E)             100.00%      France
Outelec                                       (F)   (less than) 1.00%      France
Excelsior S.A.                                (F)              20.00%      France
Serip S.A.                                    (F)              35.80%      France
Solutions Services Systemes France S.A.       (F)             100.00%      France
Tokheim Holding GmbH                          (A)             100.00%      Germany
Tokheim GmbH                                  (G)             100.00%      Germany
Deutsehe Verwaltungsegasellschaft GmbH        (G)             100.00%      Germany
Tokheim Germann GmbH                          (N)             100.00%      Germany
Tokheim Tanksysteme GmbH                      (N)             100.00%      Germany
Tokheim Hungary Measurements & Systems        (F)                          Hungary
KFT                                                           100.00%
Tulla Electronics Limited                     (B)             100.00%      Ireland
Tokheim Ireland Limited                       (B)             100.00%      Ireland
CME-Rimic S.r.l.                              (F)             100.00%      Italy
Tokheim Sofitam Italia S.r.l.                 (F)              70.00%      Italy

Cocitam S.A.                                  (F)              98.60%      Ivory Coast
Matam S.A.                                    (F)             100.00%      Morocco
Tokheim Z.O.O.                                (O)             100.00%      Poland
Russgermann                                   (O)              25.00%      Russia
Cosetam S.A.                                  (H)             100.00%      Senegal
Tokheim Slovakia S.R.O                        (F)             100.00%      Slovakia
Tokheim Properties (Proprietary) Limited      (D)             100.00%      South Africa
Tokheim South Africa (Proprietary) Limited    (D)             100.00%      South Africa
Tokheim Sofitam Iberica S.A.                  (F)              99.81%      Spain
Koppens Iberica S.A.                          (M)             100.00%      Spain
Tokheim Sofitam N.V.                          (F)             100.00%      Belgium
Coguerel S.A.                                 (F)             100.00%      France
Vautrin                                       (F)             100.00%      France
Tokheim Swaziland (Proprietary) Limited       (L)             100.00%      Swaziland
Tokheim Switzerland S.A.                      (B)             100.00%      Switzerland
Bennett & Sauser S.A.                         (F)              47.14%      Switzerland
Tokheim Holding Netterlands B.V.              (B)             100.00%      The Netherlands
Koppens Automatic Fabrieken B.V.              (I)             100.00%      The Netherlands
Tokheim Sales B.V.**                          (I)             100.00%      The Netherlands
Tokheim Netherlands B.V.                      (I)             100.00%      The Netherlands
Koppens Holding Nederland B.V.                (I)             100.00%      The Netherlands
Tokheim Europe B.V.                           (I)             100.00%      The Netherlands
HMA Rotterdam B.V.                            (J)             100.00%      The Netherlands
Cottam Sarl                                   (F)             100.00%      Tunisia
Tokheim Sofitam UK Limited                    (B)             100.00%      United Kingdom
Sofitam Pump Services Ltd.                    (F)              51.31%      United Kingdom

_______________________

* Subsidiaries immediately after transaction; does not take into account subsequent liquidations, mergers, or other transactions.
**  In liquidation.

A)  Directly owned by Tokheim Corporation.
B) Directly owned by Tokheim Corporation's subsidiary Tokheim Investment Corporation, or directors' qualifying shares.
C) Directly owned 65% by Tokheim Corporation's subsidiary Tokheim Investment Corporation and 35% by Tokheum Corporation's subsidiary Gasboy International, Inc.
D) Directly owned by Tokheim Corporation's indirect subsidiary Tokheim and Gasboy of Canada Limited.

E) Directly owned by Tokheim Corporation's indirect subsidiary Tokheim Sofitam S.A.
F) Directly owned by Tokheim Corporation's indirect subsidiary Tokheim Sofitam Application S.A.
G) Directly owned by Tokheim Corporation's indirect subsidiary Tokheim Holding GmbH.
H) Directly owned 66.67% by Tokheim Corporation's indirect subsidiary Tokheim Sofitam Application S.A. and 33.33% by Tokheim Corporation's indirect subsidiary Cocitan S.A.
I) Directly owned by Tokheim Corporation's indirect subsidiary Tokheim Holding Netherlands B.V.
J) Directly owned by Tokheim Corporation's indirect subsidiary Koppers Holding Nederland B.V.
K) Directly owned by Tokheim Corporation's indirect subsidiary Gasboy International, Inc.
L) Directly owned by Tokheim Corporation's indirect subsidiary Tokheim South Africa (Proprietary) Limited.
M) Directly owned by Tokheim Corporation's indirect subsidiary Tokheim Sofitam Iberica S.A.
N) Directly owned by Tokheim Corporation's indirect subsidiary Deutsche Verwaltungsgesellschaft GmbH.
O) Directly owned by Tokheim Corporation's indirect subsidiary Tokheim Germann GmbH.
P) Directly owned 99.6% by Tokheim Corporation's indirect subsidiary Koppens Holding Nederland B.V. and 0.04% by Tokheim Corporation's indirect subsidiary Koppens Automatic Fabrieken B.V.
Q) Directly owned 99% by Tokheim Corporation and 1% by Tokheim Corporation's Subsidiary Tokheim Investment Corporation.

                                                                      Schedule B
                                                                      ----------


                 Ownership by the Company of equity interest in
                        or long-term debt of any entity
                        -------------------------------

                  Investments in Subsidiaries - See Schedule A

                             All Intercompany Loans

Other Investments                                                  U.S. Dollars   Local Currency
                                                                   ------------   --------------
    Tokheim Corporation
    Corporate Research Center (real estate on DuPont Road)            2,252,993
    Officers Life Insurance - Aggregate Cash Surrender Value          1,979,856
    Joint Venture - Lictokheim - Inactive                              No Value
    Joint Venture - Sovtexautomation - Inactive                        No Value

    Tokheim Investment Corp.
    Note Receivable - Sudameris Transportation, Inc.                     40,000
    Note Receivable - Central Die Casting and Manufacturing Co.         186,000

    Sunbelt Hose & Petroleum Company
    Note Receivable - MECO                                               40,750

    Tokheim Sofitam Applications S.A.
    Officers Life Insurance - Aggregate Cash Surrender Value             67,256   395,300 French Francs
    Equity Investment in Excelsior S.A.                                 170,140   1,000,000 French Francs
    Equity Investment in Serip S.A.                                     261,675   1,538,000 French Francs
    Equity Investment in Outelec                                         42,433   249,400 French Francs
    Note Receivable                                                     453,095   2,663,073 French Francs

    Tokheim Sofitam Italia S.r.l.
    Equity Investment in Ardic                                          110,055   191,500,000 Italian Lira

    Cosetam S.A.
    Officers Life Insurance - Aggregate Cash Surrender Value             23,676   14,101,000 N. Africa Francs
    Cocitam S.A.
    Officers Life Insurance - Aggregate Cash Surrender Value            113,991   67,892,000 N. Africa Francs

Minority Interests to be Purchased

Sofitam Pump Services Ltd.     - to purchase the minority shares (48.69%) at an
                               estimated value of approximately $1,500,000.
Tokheim Sofitam Italia S.r.l.  - to purchase the minority shares (30%) at an estimated value of approximately $800,000.